UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2012

NANOPHASE TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-22333	36-3687863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1319 Marquette Drive, Romeoville, Illinois	60446
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (630) 771-6700

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On March 7, 2012 the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As discussed in the press release attached hereto as Exhibit 99.1, on March 7, 2012, Nanophase Technologies Corporation (the "Company") notified the NASDAQ Stock Market of the Company's determination to file a Form 25 with the U.S. Securities and Exchange Commission ("SEC") on March 20, 2012, to effect the voluntary delisting of its common stock from the Nasdaq Capital Market. The Company further expects to begin trading on the OTCQB marketplace, operated by the OTC Markets Group, as of market open on March 20, 2012. The Company expects that its symbol will remain "NANX".

The Company was notified by Nasdaq on September 16, 2011, that it was not in compliance with Listing Rule 5550(a)(2), requiring a $1 minimum bid price for its common stock. The Company was provided with a 180 day grace period during which time its common stock would need to have a closing bid price of at least $1 per share for ten consecutive trading days. The Company has not regained compliance, and it has determined that it is in the best interest of its shareholders to begin trading on the OTCQB marketplace, which is an electronically traded market for companies that are registered and reporting with the SEC.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 99.1.       Press release dated March 7, 2012

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOPHASE TECHNOLOGIES CORPORATION (Registrant)
March 7, 2012 (Date)	/s/ FRANK CESARIO FRANK CESARIO Chief Financial Officer

Exhibit Index
99.1	Press release dated March 7, 2012